Exhibit 10.1

Wayfair Inc.

$600,000,000 3.25% Convertible Senior Notes due 2027

Purchase Agreement

September 8, 2022

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC,

As representatives of the several Purchasers named in Schedule I hereto,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Wayfair Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC (the “Representatives”) are acting as representatives, $600,000,000 aggregate principal amount of its 3.25% Convertible Senior Notes due 2027 (the “Firm Securities”), and, at the option of the Purchasers, up to an additional $90,000,000 aggregate principal amount of its 3.25% Convertible Senior Notes due 2027 (the “Option Securities”) if and to the extent that the Purchasers shall exercise the option to purchase such Option Securities granted to the Purchasers in Section 2 hereof. The Firm Securities and the Option Securities are herein referred to collectively as the “Securities.” The Securities will be convertible into cash, shares of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”), or a combination of cash and shares of Class A Common Stock, at the option of the Company, on the terms, and subject to the conditions, set forth in the Indenture (as defined below). Any shares of Class A Common Stock into which the Securities are convertible are referred to herein as the “Underlying Securities.” The Securities will be issued pursuant to an Indenture to be dated as of September 13, 2022 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

In connection with the offering of the Firm Securities, the Company is entering into capped call transactions with each of Bank of Montreal, Barclays Bank PLC, BNP Paribas, Citibank, N.A. and Goldman Sachs & Co. LLC (the “Counterparties”) pursuant to separate capped call transaction confirmations (the “Base Capped Call Confirmations”), each to be dated the date hereof, and in connection with any exercise by the Purchasers of their option to purchase any Option Securities, the Company and the Counterparties may enter into additional capped call transactions pursuant to additional capped call transaction confirmations (the “Additional Capped Call Confirmations”) with each of the Counterparties, each to be dated the date on which the Purchasers exercise their option to purchase such Option Securities. The Base Capped Call Confirmations and the Additional Capped Call Confirmations are referred to herein collectively as the “Capped Call Confirmations.”

1.	The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a)

A preliminary offering memorandum, dated September 7, 2022 (the “Preliminary Offering Memorandum”), and an offering memorandum, dated September 8, 2022 (the “Offering Memorandum”), have been prepared in connection with the offering of the Securities and the shares of Class A Common Stock issuable upon conversion thereof. The Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Offering Memorandum.” Any reference to the Preliminary Offering Memorandum, the Pricing Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such offering memorandum and incorporated by reference therein, and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(e)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Offering Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the “Exchange Act Reports”). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein, which information is limited to the information set forth in Section 9(f);

(b)

For the purposes of this Agreement, the “Applicable Time” is 10:00 p.m. (New York City time) on the date of this Agreement; the Pricing Offering Memorandum as supplemented by the term sheet in the form attached as Annex I hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) and listed on Schedule II(b) hereto and each Permitted General Solicitation Material (as defined in Section 6(a)(i)) and listed on Schedule II(d) hereto) does not conflict with the information contained in the Pricing Offering Memorandum or the Offering Memorandum and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in a Company Supplemental Disclosure Document or Permitted General Solicitation Material in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein, which information is limited to the information set forth in Section 9(f);

(c)

(i) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any material loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any material change in the capital stock (other than as a result of (A) the issuance by the Company of shares of Class A Common Stock or Class B Common Stock, par value $0.001 per share (together with the Class A Common Stock, the “Common Stock”) upon the exercise of an option or warrant, the settlement of deferred units or restricted stock units or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the Pricing Disclosure Package, or (B) the grant or issuance of any shares of Class A Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock, in each case in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Pricing Disclosure Package (collectively, the “Company Incentive Plans”)) or material change in the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(d)

The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not, individually or in the aggregate, have a material adverse effect on the general affairs, management, or the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (B) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies), with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole;

(e)

The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or be in good standing in any such jurisdiction; and each subsidiary of the Company has been duly organized and is validly existing as a business entity in good standing under the laws of its jurisdiction of incorporation or formation, except, in the case of this clause (ii), to the extent that failure to be in good standing would not result in a Material Adverse Effect;

(f)

The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Memorandum, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and conform to the description of the capital stock contained in the Pricing Disclosure Package and Offering Memorandum; and all of the outstanding shares of capital stock, or membership interests, as applicable of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for any such shares or membership interests pledged as collateral pursuant to the Amended and Restated Credit Agreement dated March 24, 2021 and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time) among Wayfair LLC, Wayfair Inc., each lender from time to time party thereto and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer;

(g)

The maximum number of shares of Class A Common Stock issuable upon conversion of the Securities (including the maximum number of additional shares of Class A Common Stock by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture), and assuming (i) the Company elects, upon each conversion of the Securities, to deliver solely shares of Class A Common Stock and (ii) the Purchasers exercise their option to purchase Option Securities in full) (the “Maximum Number of Underlying Securities”) have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform in all material respects to the description of the Class A Common Stock contained in the Pricing Disclosure Package and Offering Memorandum, and the issuance of such shares of Class A Common Stock will not be subject to any preemptive rights;

(h)

The Securities have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the Indenture; the Capped Call Confirmations have been, and any Additional Capped Call Confirmations on the date or dates that the Purchasers exercise their right to purchase the relevant Option Securities will have been, duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Counterparties, constitute, or will constitute, as the case may be, valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities, the Indenture and the Capped Call Confirmations will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum;

(i)

The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(j)

None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(k)

Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities and in violation of Regulation M;

(l)

The issue and sale of the Securities (including the issuance of the Maximum Number of Underlying Securities upon conversion thereof), the execution, delivery and compliance by the Company with all of the provisions of the Securities, the Indenture, the Capped Call Confirmations and this Agreement and the consummation of the transactions herein and therein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) will not violate (1) the provisions of the Certificate of Incorporation or By-laws of the Company or similar organizational documents of any of its subsidiaries or (2) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (a) or (b)(2) above, for conflicts, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities (including the issuance of the Maximum Number of Underlying Securities upon conversion thereof) or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Securities or the Capped Call Confirmations, except such consents, approvals, authorizations, orders, registrations or qualifications as would not, individually or in the aggregate, have a Material Adverse Effect or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(m)

Neither the Company nor any of its subsidiaries is in violation of (A) its Certificate of Incorporation or By-laws or similar organizational documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (B), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(n)

The statements set forth in the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Class A Common Stock, under the captions “Description of Certain Indebtedness” and “Description of Capped Call Transactions,” insofar as they purport to describe the provisions of the documents referred to therein, and under the captions “Certain U.S. Federal Income Tax Considerations” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(o)

Other than as set forth in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p)

When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(q)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(r)

The Company is not and, after giving effect to the transactions contemplated by the Capped Call Confirmations, the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)

Neither the Company nor any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act (other than by means of a Permitted General Solicitation, as defined below);

(t)

Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder;

(u)

Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(v)

The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(w)

Since the date of the latest audited financial statements incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has had a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect, the Company’s internal control over financial reporting;

(x)

The historical financial statements of the Company included or incorporated by reference in any Preliminary Offering Memorandum and the Pricing Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

(y)

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(z)

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(aa)

Except as described in the Pricing Disclosure Package or except where the failure of any of the following representations to be true would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all rights to patents, patent rights and patent applications, copyrights, trademarks, trademark registrations, service marks, trade names, Internet domain names, technology, confidential information, software and source code, social media identifiers or accounts, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary to, or used in connection with, the conduct of their business as currently conducted and in the manner set forth in the Pricing Disclosure Package (collectively, the “Company Intellectual Property”); (ii) to the Company’s knowledge, none of the Company Intellectual Property owned by the Company or its subsidiaries is invalid or unenforceable and neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability thereof from any third party or governmental authority and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them for the conduct of their business as currently conducted and in the manner set forth in the Pricing Disclosure Package; (iii) the Company and its subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) the Company is not aware of any Company Intellectual Property required to be described in the Pricing Disclosure Package which is not so described; and (v) neither the Company nor any of its subsidiaries has received any notice of a claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its subsidiaries;

(bb)

The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Pricing Disclosure Package;

(cc)

The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have, individually or in the aggregate, a Material Adverse Effect, except as described in the Pricing Disclosure Package;

(dd)

The statistical and market-related data contained in the Pricing Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they were derived;

(ee)

Except as described in the Pricing Disclosure Package, the Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable federal, state and local laws and regulations, except where the failure to so comply or conform would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff)

Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company or any of its subsidiaries, including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has, while acting on behalf of the Company or any of its subsidiaries, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) taken any action that would result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the Bribery Act of 2010 of the United Kingdom; and the Company has instituted and maintains policies and procedures reasonably designed to ensure compliance therewith in all material respects;

(gg)

None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries, is currently subject to or the target of any sanctions administered or enforced by the U.S. government including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority (collectively “Sanctions”), nor is the Company or any of its subsidiaries organized in or a resident of a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds from the sale of the Securities by the Company, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of (i) financing or facilitating the financing of the activities of or business with any person, or in any country or territory, that, at the time of such financing, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions;

(hh)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ii)

The Company and its subsidiaries have complied, and are presently in compliance, with their privacy policies, their other third-party obligations and all applicable laws and regulations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect;

(jj)	No material labor dispute with the employees of the Company exists, or to the knowledge of the Company, is imminent;

(kk)

The Company and each of its subsidiaries (i) is in compliance with all, and has not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) has not received notice of any actual or alleged violation of Environmental Laws or of any potential liability for or other obligation under or relating to any Environmental Law, including concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in such notice, except where the failure to comply with such Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party; the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries anticipates incurring material capital expenditures relating to Environmental Laws;

(ll)

Except as described in the Pricing Disclosure Package and the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required by the Act to be described in a registration statement on Form S-3 to be filed with the Commission which is not so described;

(mm)

Except as described in the Pricing Disclosure Package and the Offering Memorandum, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or except as currently being contested in good faith and for which reserves, if required by GAAP, have been created in the financial statements of the Company) and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which remains unpaid and has had (nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which remains unpaid and could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect;

(nn)

(A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to have a Material Adverse Effect; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to have a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) for each Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, the fair market value of the assets of each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has, or could reasonably be expected to have, a Material Adverse Effect; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan in the ordinary course without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year;

(oo)

The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, to the best of the Company’s knowledge. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data and including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them) (“Personal Data”) used in connection with their businesses. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the best of the Company’s knowledge there have been no breaches, violations, compromises, outages or unauthorized uses of or accesses to the IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person (including governmental or regulatory authorities), and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems or Personal Data; and

(pp)

There are no contracts or other documents of a character that are required by the Act to be described in, or filed as an exhibit to, a registration statement to be filed with the Commission which are not described or filed as required. Each description of a contract, document or other agreement in the Pricing Disclosure Package and the Offering Memorandum accurately reflects in all material respects the terms of the contract, document or other agreement.

2. (a)

Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.20% of the principal amount thereof (the “Purchase Price”), the principal amount of Firm Securities set forth opposite the name of such Purchaser in Schedule I hereto.

(b)

Subject to the terms and conditions herein set forth, the Company hereby grants to the several Purchasers an option to purchase, severally and not jointly, at their election, up to $90,000,000 aggregate principal amount of Option Securities at the Purchase Price, for the sole purpose of covering sales of Securities in excess of the aggregate principal amount of Firm Securities. Such option may be exercised in whole or in part at any time or from time, by written notice from the Purchasers to the Company setting forth the aggregate principal amount of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice; provided that in no event shall the delivery date of the Option Securities be later than the last day of the 13-day period beginning on, and including, the First Time of Delivery. The principal amount of Option Securities to be purchased by each Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by all Purchasers as such Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fraction of $1,000 principal amount of Securities.

3.

Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company that:

(a)

It will sell the Securities only to persons who it reasonably believes are, “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A; and

(b)	It is an institutional Accredited Investor (within the meaning of Rule 501 under the Act).

4. (a)

The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the notes representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to such Time of Delivery (as defined below) at the office of Davis Polk & Wardwell LLP (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on September 13, 2022 or such other time and date as the Representatives and the Company may agree upon in writing and, with respect to the Option Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Purchasers’ election to purchase such Option Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery,” such time and date for delivery of any Option Securities, if not the First Time of Delivery, is herein called a “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)

The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(l) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Purchasers:

(a)

To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)

Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Class A Common Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation for doing business in any jurisdiction;

(c)

To furnish the Purchasers with electronic copies of the Preliminary Offering Memorandum and written and electronic copies of the Offering Memorandum and any amendment or supplement thereto in such quantities as you may reasonably request, and if, at any time prior to the completion of the distribution of the Securities by the Purchasers, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

(d)

During the period beginning from the date hereof and continuing to and including the date that is 45 days after the date of the Offering Memorandum (the “Company Lock-up Period”) not to (A) offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or, other than a registration statement on Form S-8, file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities or the Class A Common Stock, including but not limited to any options or warrants to purchase shares of Class A Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (I) the Securities to be sold hereunder by the Company or the issuance of any Class A Common Stock upon conversion of the Securities, (II) (1) the Company’s entry into, performance of any obligations under, or the exercise of any rights or termination of, the Capped Call Confirmations or (2) the Company’s performance of any obligations under, or the exercise of any rights or termination of, any of the Company’s existing capped call transactions described in the Pricing Disclosure Package and the Offering Memorandum, (III) the issuance by the Company of shares of Common Stock upon the exercise of any options outstanding as of the date hereof if such options were issued pursuant to a Company Incentive Plan described in the Pricing Disclosure Package and the Offering Memorandum, (IV) the issuance by the Company of shares of Class A Common Stock upon the conversion or exchange of any convertible securities outstanding as of the date hereof and described in the Pricing Disclosure Package and the Offering Memorandum; (V) the issuance by the Company of any shares of Class A Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock, in each case pursuant to the Company Incentive Plans described in the Pricing Disclosure Package and the Offering Memorandum (including any amendment to the Company Incentive Plans described in the Pricing Disclosure Package and the Offering Memorandum under the caption “Summary–Recent Developments”; and (VI) the sale or issuance of or entry into an agreement to sell or issue any securities in connection with the acquisition by the Company or one or more of its subsidiaries, whether through merger or acquisition of securities, businesses, property or other assets of another person or entity; provided that, the aggregate number of shares that the Company may sell or issue or agreement to sell or issue pursuant to this clause (VI) shall not exceed 5% of the total number of shares of the Company’s capital stock issued and outstanding immediately following the completion of the transaction contemplated herein; and provided further that any such securities issued or sold pursuant to this clause (VI) shall be subject to a lock-up letter in the form of Annex II hereto executed by each recipient of any such securities.

(e)

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(f)

For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year, unless such information is otherwise publicly available on EDGAR, an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)

During the period of one year after such Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Act);

(h)

To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement substantially in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”;

(i)

To reserve and keep available at all times, free of preemptive rights, a number of shares of Class A Common Stock equal to the Maximum Number of Underlying Securities for the purpose of enabling the Company to satisfy any obligations to issue shares of its Class A Common Stock upon conversion of the Securities; and

(j)

To use its best efforts to have approved for listing on the New York Stock Exchange, subject to notice of issuance, a number of shares of Class A Common Stock equal to the Maximum Number of Underlying Securities.

6.

(a)

(i) The Company represents and agrees that, without the prior consent of the Representatives and their affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (y) it has not solicited and will not solicit offers for, and has not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than any such solicitation listed on Schedule II(d) (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule II(d), a “Permitted General Solicitation Material”);

(ii) each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities or any Permitted General Solicitation Material, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets and any Permitted General Solicitation Material), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii) any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which has been consented to by the Company and the Representatives, is listed as applicable on Schedule II(b), Schedule II(c) or Schedule II(d) hereto, respectively.

7.

Unless otherwise agreed in writing by the Company and the Representatives (notwithstanding Section 17 hereof), the Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Class A Common Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Capped Call Confirmations, the Securities, the Blue Sky Memorandum, closing documents (including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all fees and expenses in connection with listing of the shares of Class A Common Stock issuable upon conversion of the Securities on the New York Stock Exchange; (iv) all expenses in connection with the qualification of the Securities and the shares of Class A Common Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including up to a maximum of $10,000 for the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section or otherwise agreed in writing by the Company and the Representatives (notwithstanding Section 17 hereof), and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.

The obligations of the Purchasers hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)

Davis Polk & Wardwell LLP, counsel for the Purchasers, shall have furnished to you such written opinion or opinions and 10b-5 statement dated such Time of Delivery in form and substance reasonably satisfactory to you;

(b)	Goodwin Procter LLP, counsel for the Company, shall have furnished to you their written opinion or opinions and 10b-5 statement, dated such Time of Delivery, in form and substance satisfactory to you;

(c)

The Chief Financial Officer of the Company shall have furnished to you a certificate, dated the date hereof and such Time of Delivery, respectively, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

(d)

On the date of the Offering Memorandum concurrently with the execution of this Agreement and also at such Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to purchasers with respect to the financial statements and certain financial information included or incorporated by reference into the Pricing Disclosure Package and the Offering Memorandum; provided that the letter delivered at the Time of Delivery shall use a “cut-off date” not earlier than three business days prior to such Time of Delivery;

(e)

(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with the business of the Company and its Subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock (other than as a result of (A) the issuance of shares of Common Stock upon the exercise of an option or warrant, the settlement of deferred units or restricted stock units or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the Pricing Prospectus or (B) the grant or issuance of shares of Class A Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock, in each case pursuant to the Company Incentive Plans) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities to be delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package;

(f)

On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)

On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State or the Commonwealth of Massachusetts authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum;

(h)

A number of shares of Class A Common Stock equal to the Maximum Number of Underlying Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(i)

The Company shall have obtained and delivered to the Purchasers executed copies of an agreement from each of the Company’s directors, executive officers and other securityholders listed on Schedule III hereto, in form and substance satisfactory to you, to the effect set forth on Annex II hereto;

(j)	The Purchasers shall have received an executed original copy of the Indenture;

(k)	The Securities shall be eligible for clearance and settlement through the facilities of DTC; and

(l)

The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (f) of this Section and as to such other matters as you may reasonably request.

9. (a)

The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein, which information is limited to the information set forth in Section 9(f).

(b)

Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum, the Pricing Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein, which information is limited to the information set forth in Section 9(f); and each Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)

The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act and each broker-dealer affiliate of any Purchaser; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

(f)

The Purchasers severally confirm and the Company acknowledges and agrees that the statements appearing in the seventh paragraph, the third and fourth sentences of the eighth paragraph, ninth paragraph, second sentence of the twelfth paragraph, sixteenth paragraph, eighteenth paragraph and nineteenth paragraph under the caption “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum constitute the only information concerning the Purchasers furnished in writing to the Company by or on behalf of the Purchasers expressly for use in any Preliminary Offering Memorandum, the Pricing Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material.

10. (a)

If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Memorandum which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Purchasers to purchase and of the Company to sell the Option Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.

If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the not so delivered Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.

In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by the Representatives on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to you as the Representatives to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number 1-646-291-1469 and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Secretary, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, Attention: Michael Minahan and Jim Barri, facsimile (617) 523-1231; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14.

This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company or any Purchaser and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof except as otherwise expressly set forth herein.

18.

THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.

The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

21.

Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

22. (a)

In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest or obligation, were governed by the laws of the United States or a State of the United States.

(b)

In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, and any such interest or obligation, were governed by the laws of the United States or a State of the United States.

(c)	As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Wayfair Inc.

By:	/s/ Michael Fleisher
Name: Michael Fleisher
Title: Chief Financial Officer

Accepted as of the date hereof:

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

By:	/s/ Liz Milonopoulos
Name: Liz Milonopoulos
Title: Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Mike Voris
Name: Mike Voris
Title: Partner

On behalf of each of the Purchasers

SCHEDULE I

Purchaser	Principal Amount of Firm Securities to be Purchased
Citigroup Global Markets Inc.	$260,040,000
Goldman Sachs & Co. LLC	$260,040,000
BNP Paribas Securities Corp.	$19,980,000
Capital One Securities, Inc.	$19,980,000
KeyBanc Capital Markets Inc.	$19,980,000
SVB Securities LLC	$19,980,000

Total	$600,000,000

2

SCHEDULE II

(a)	Additional Documents Incorporated by Reference: None

(b)	Company Supplemental Disclosure Documents:

Electronic Roadshow Presentation, dated September 6, 2022 – Confidential Marketing Version

Electronic Roadshow Presentation, dated September 7, 2022 – Deal Version

(c)	Purchaser Supplemental Disclosure Documents: None

(d)	Permitted General Solicitation Materials:

Press release of the Company dated September 7, 2022 relating to the announcement of the offering of the Securities.

Press release of the Company dated September 9, 2022 relating to the pricing of the offering of the Securities.

3

SCHEDULE III

List of Lock-up Parties

Executive Officers and Directors

Anke Schaferkordt

Michael Choe

Steven Conine

Michael Fleisher

Andrea Jung

Michael Kumin

Jeffrey Naylor

Thomas Netzer

Stephen Oblak

Niraj Shah

Jeremy King

Michael E. Sneed

Fiona Tan

Annex I

Pricing Term Sheet

As follows.

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED SEPTEMBER 8, 2022

WAYFAIR INC.

$600,000,000 PRINCIPAL AMOUNT OF

3.25% CONVERTIBLE SENIOR NOTES DUE 2027

The information in this pricing term sheet supplements Wayfair Inc.’s preliminary offering memorandum, dated September 7, 2022 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Wayfair Inc., a Delaware corporation.

Common Stock:	Issuer’s Class A common stock, par value $0.001 per share.

Ticker/Exchange for Common Stock:	“W”/The New York Stock Exchange (“NYSE”).

Notes:	3.25% Convertible Senior Notes due 2027.

Principal Amount:	$600,000,000, plus up to an additional $90,000,000 principal amount pursuant to the initial purchasers’ option to purchase additional Notes.

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.

Maturity:	September 15, 2027, unless earlier repurchased, redeemed or converted.

Interest Rate:	3.25% per year.

Interest Payment Dates:	Interest will accrue from September 13, 2022 and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2023.

Interest Record Dates:	March 1 and September 1 of each year, immediately preceding any March 15 and September 15 interest payment date, as the case may be.

Issue Price:	100% of principal, plus accrued interest, if any, from the Settlement Date.

Trade Date:	September 9, 2022.

Settlement Date:	September 13, 2022.

NYSE Last Reported Sale Price of the Common Stock on September 8, 2022:	$48.81 per share of Common Stock.

Initial Conversion Rate:	15.7597 shares of Common Stock per $1,000 principal amount of Notes.

Initial Conversion Price:	Approximately $63.45 per share of Common Stock.

Conversion Premium:	Approximately 30% above the NYSE Last Reported Sale Price of the Common Stock on September 8, 2022.

Optional Redemption:

Issuer may not redeem the Notes prior to September 20, 2025. Issuer may redeem for cash all or any portion of the Notes, at its option, on or after September 20, 2025 if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which Issuer provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Issuer will give notice of any redemption no less than 30 nor more than 50 scheduled trading days before the redemption date to the trustee, the paying agent and each holder of Notes. See “Description of Notes—Optional Redemption” in the Preliminary Offering Memorandum.

Joint Book-Running Managers:	Citigroup Global Markets Inc. Goldman Sachs & Co. LLC

Lead Managers:	BNP Paribas Securities Corp. Capital One Securities, Inc. KeyBanc Capital Markets Inc. SVB Securities LLC

CUSIP Number (144A):	94419L AN1

ISIN (144A):	US94419LAN10

Use of Proceeds:

Issuer estimates that the net proceeds from the offering will be approximately $588.6 million (or approximately $677.0 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting fees and estimated offering expenses.

Issuer entered into capped call transactions with certain of the initial purchasers or their affiliates and certain other financial institutions (the “option counterparties”). Issuer intends to use $69.6 million of the net proceeds from the offering to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, Issuer expects to use a portion of the net proceeds from the sale of such additional Notes to enter into additional capped call transactions. In addition, Issuer expects to use approximately $506.2 million of the net proceeds from the offering to repurchase for cash approximately $375.4 million aggregate principal amount of the Issuer’s 1.125% Convertible Senior Notes due 2024 (the “2024 Notes”) and approximately $229.0 million aggregate principal amount of the Issuer’s 0.625% Convertible Senior Notes due 2025 (the “2025 Notes”), as described below.

Issuer intends to use the remaining net proceeds, if any, from the offering for working capital and general corporate purposes, including, but not limited to, operating and capital expenditures. Issuer may also use a portion of such net proceeds to finance acquisitions, strategic transactions, investments, repurchases of Common Stock or the repayment, redemption, purchase or exchange of indebtedness (including the Existing Notes). See “Use of Proceeds” in the Preliminary Offering Memorandum.

2024 Notes and 2025 Notes Repurchase Transactions:

Contemporaneously with the pricing of the Notes in the offering, Issuer entered into separate and individually negotiated transactions with certain holders of Issuer’s 2024 Notes and certain holders of Issuer’s 2025 Notes to repurchase for cash approximately $375.4 million in aggregate principal amount of the 2024 Notes and approximately $229.0 million in aggregate principal amount of the 2025 Notes (the “Concurrent Note Repurchases”). The terms of the Concurrent Note Repurchases were individually negotiated with each holder of the 2024 Notes and 2025 Notes, respectively, depending on several factors, including the market price of the Common Stock and the trading price of the 2024 Notes and the 2025 Notes, respectively, at the time of each such Concurrent Note Repurchase.

Issuer negotiated the Concurrent Note Repurchases through one of the initial purchasers and/or its affiliate who expects to repurchase any such 2024 Notes and/or 2025 Notes from holders and resell them to Issuer on or about the Settlement Date. Issuer expects that certain holders of any 2024 Notes and 2025 Notes that Issuer agreed to repurchase that have hedged their equity price risk with respect to such 2024 Notes and 2025 Notes, respectively, will, concurrently with or shortly after the pricing of the Notes, unwind all or part of their hedge positions by buying Common Stock and/or entering into or unwinding various derivative transactions with respect to the Common Stock.

The repurchase of the 2024 Notes and 2025 Notes, and the potential related market activities by holders of the 2024 Notes and 2025 Notes participating in the Concurrent Note Repurchases could increase (or reduce the size of any decrease in) the market price of the Common Stock and may have increased the Initial Conversion Price of the Notes. Issuer cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or the Common Stock. See “Summary—The Offering—2024 Notes and 2025 Notes Repurchase Transactions” in the Preliminary Offering Memorandum.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption:	The following table sets forth the number of additional shares of Common Stock by which the conversion rate will be increased per $1,000 principal amount of Notes for a holder that converts its Notes in connection with a make-whole fundamental change (as defined in the Preliminary Offering Memorandum) or a notice of redemption, as the case may be, for each stock price and effective date set forth below:

	Stock price
Effective date	$48.81	$50.00	$55.00	$63.45	$65.00	$82.49	$100.00	$150.00	$200.00	$250.00	$300.00	$400.00	$525.00
September 13, 2022	4.7279	4.5292	3.8158	2.9377	2.8094	1.7955	1.2399	0.5485	0.2892	0.1626	0.0919	0.0256	0.0000
September 15, 2023	4.7279	4.5292	3.8116	2.8714	2.7355	1.6842	1.1309	0.4795	0.2491	0.1390	0.0779	0.0207	0.0000
September 15, 2024	4.7279	4.5292	3.7442	2.7296	2.5855	1.5019	0.9658	0.3865	0.1985	0.1106	0.0616	0.0152	0.0000
September 15, 2025	4.7279	4.5034	3.5491	2.4446	2.2920	1.1995	0.7160	0.2661	0.1374	0.0772	0.0428	0.0090	0.0000
September 15, 2026	4.7279	4.2942	3.1595	1.9125	1.7502	0.7150	0.3672	0.1308	0.0715	0.0412	0.0226	0.0033	0.0000
September 15, 2027	4.7279	4.2403	2.4222	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year or 366-day year, as applicable.

•

If the stock price is greater than $525.00 per share of Common Stock (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum), no additional shares of Common Stock will be added to the Conversion Rate.

•

If the stock price is less than $48.81 per share of Common Stock (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum), no additional shares of Common Stock will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 20.4876 shares of Common Stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Notes and any shares of Common Stock issuable upon conversion of the Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The Notes and any shares of Common Stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the Notes may be obtained by contacting your sales representative at Citigroup Global Markets Inc. or Goldman Sachs & Co. LLC.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Annex II

Form of Lock-Up Agreement

Wayfair Inc.

Lock-Up Agreement

____________, 2022

Citigroup Global Markets Inc.,

Goldman Sachs & Co. LLC

As representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement,

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re:	Wayfair Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into a Purchase Agreement on behalf of the several purchasers named in Schedule I to such agreement (collectively, the “Purchasers”) with Wayfair Inc., a Delaware corporation (the “Company”), providing for the purchase and resale (the “Placement”) by the several Purchasers of convertible senior notes of the Company (the “Securities”), which will be convertible into cash, shares of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”), or a combination of shares and Class A Common Stock, at the Company’s option.

In consideration of the agreement by the Purchasers to purchase and make the Placement of the Securities, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period that commences on the date of this “Lock-Up Agreement” and will continue for 60 days after the offering date set forth in the final offering memorandum for the Placement (the “Offering Memorandum”) (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Securities or the Class A Common Stock, including but not limited to any options or warrants to purchase shares of Class A Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock or any such substantially similar securities, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (the “SEC”) (collectively the “Undersigned’s Shares”), or publicly disclose the intention to make any such offer, sale, pledge or disposition. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.

The foregoing restrictions shall not apply to (A) a transfer of the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) with the prior written consent of the Representatives on behalf of the Purchasers, (iv) to limited partners, general partners, limited liability company members or stockholders of the undersigned, or, if the undersigned is a corporation, to any wholly-owned subsidiary of such corporation; (v) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (vi) to the Company by a current or former employee, consultant, manager or other person who was employed by or performed services for the Company or any subsidiary in connection with the cessation of such employment or services; provided that (1) in the case of (i), (ii), (iv) and (v) above, each donee, trustee of the trust, or transferee agrees to be bound in writing by the restrictions set forth herein (except that bona fide gifts of shares of Class A Common Stock may be made to one or more charitable organizations pursuant to (i) above without any such agreement to be bound by the restrictions set forth herein, so long as the aggregate number of such shares transferred pursuant to this parenthetical and any substantially similar provision included in any other lock-up agreements executed by directors and officers of the Company in connection with the Placement shall not exceed a maximum of 1.0% of the total number of shares of Class A Common Stock outstanding upon consummation of the Placement), (2) any such transfer shall not involve a disposition for value and (3) in the case of (i), (ii), (iv), (v) and (vi) above, any such transfer is not required to be or voluntarily publicly disclosed or reported with the SEC on Form 3, 4 or 5 in accordance with Section 16 of the United States Exchange Act of 1934, as amended (the “Exchange Act”) during the Lock-Up Period (other than on any such Form required to be filed under Section 16 of the Exchange Act with respect to bona fide gifts of shares of Class A Common Stock may be made to one or more charitable organizations pursuant to (i) above, so long as (x) such Form indicates by footnote disclosure or otherwise the nature of the transfer or disposition, and (y) the aggregate number of such shares transferred pursuant to this parenthetical and any substantially similar provision included in any other lock-up agreements executed by directors and officers of the Company in connection with the Placement shall not exceed a maximum of 1.0% of the total number of shares of Class A Common Stock outstanding upon consummation of the Placement); (B) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of any of the Undersigned’s Shares (a “Trading Plan”); provided that the establishment of such Trading Plan is not required to be or voluntarily publicly disclosed or reported with the SEC on Form 3, 4 or 5 in accordance with Section 16 of the Exchange Act during the Lock-Up Period and such Trading Plan shall not provide for or permit any transfers, sales or other dispositions of any of the Undersigned’s Shares until after the Lock-Up Period (other than any such transfers, sales or other dispositions permitted pursuant to (C)(ii) below); (C) sales pursuant to (i) a Trading Plan established prior to the date hereof and not amended or modified during the Lock-Up Period or (ii) a Trading Plan established during the Lock-Up Period, provided that (x) any such existing Trading Plan or the material terms of any such new Trading Plan have been disclosed to you in writing prior to the execution of this Lock-Up Agreement by the undersigned, (y) any such new Trading Plan with terms that materially differ from those previously disclosed to you shall be approved by you in writing, and (z) such sales are not voluntarily publicly disclosed or reported with the SEC on Form 3, 4 or 5 in accordance with Section 16 of the Exchange Act during the Lock-Up Period (other than on any such Form required to be filed under Section 16 of the Exchange Act, in which case such Form would indicate by footnote disclosure or otherwise the nature of the transfer or disposition); (D) a transfer the Undersigned’s Shares in connection with a sale of any of the Undersigned’s Shares acquired in open market transactions after the Placement; provided that such transfer is not required to be or voluntarily publicly disclosed or reported with the SEC on Form 3, 4 or 5 in accordance with Section 16 of the Exchange Act during the Lock-Up Period; (E) the exercise of any options outstanding as of the date hereof if the undersigned is a current or former employee, consultant, manager or other person who was employed by or performed services for the Company or any subsidiary and if such option was issued pursuant to the Company’s equity incentive plans and would otherwise expire by its terms during the Lock-Up Period in connection with the cessation of such employment or services; provided that any securities received upon such exercise will also be subject to this Lock-up Agreement; (F) the conversion of any convertible securities if the undersigned is a current or former employee, consultant, manager or other person who was employed by or performed services for the Company or any subsidiary, provided that any securities received upon such conversion will also be subject to this Lock-up Agreement; (G) the transfer of shares of Class A Common Stock to the Company as a forfeiture, or the automatic sale of shares of Class A Common Stock, in each case to satisfy any income, employment or social tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting of deferred units or restricted stock units held by the undersigned and outstanding as of the date of the Offering Memorandum; provided that any such transfers or sales are not voluntarily publicly disclosed or reported with the SEC on Form 3, 4 or 5 in accordance with Section 16 of the Exchange Act during the Lock-Up Period (other than on any such Form required to be filed under Section 16 of the Exchange Act, in which case such Form shall indicate by footnote disclosure or otherwise the nature of the transfer or sale); (H) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s common stock involving a change of control of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement and (I) other sales or other dispositions of up to 20,000 shares of Class A Common Stock included in the Undersigned’s Shares. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned now has, and, except as contemplated by this Lock-Up Agreement, for the Lock-Up Period will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with this Lock-Up Agreement.

This Lock-Up Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) either, the Representatives on behalf of the Purchasers, or the Company, advising the other party in writing, prior to the execution of the Purchase Agreement, that it has determined not to proceed with the Placement, (ii) the termination of the Purchase Agreement before the sale of any Shares to the Purchasers, and (iii) September 16, 2022 in the event that the Purchase Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Placement. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

By:

Name of Stockholder:

If applicable, Entity Name:

[Signature Page to Lock-up Agreement]

Annex III

Form of CFO Certificate

Reference is hereby made to the Purchase Agreement, dated September 8, 2022 (the “Purchase Agreement”), between Wayfair Inc. (the “Company”) and Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several purchasers named on Schedule I thereto (the “Purchasers”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Purchase Agreement.

I am responsible for the financial accounting matters of the Company and am familiar with the accounting books and records and internal controls of the Company. To assist the Purchasers in conducting and documenting their investigation of the affairs of the Company, I, Michael Fleisher, in my capacity as Chief Financial Officer of the Company, do hereby certify pursuant to Section 8(c) of the Purchase Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

1.

The items marked with an “A” on the pages of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Public Filings”) attached as Exhibit A hereto (a) are derived from the accounting books and records of the Company, (b) fairly present, in all material respects, the Company’s calculation of the aforementioned information for the period presented, (c) are, as of the date of this certificate, a true and accurate measurement of the data purported to be represented for the periods presented, in all material respects and (d) are calculated substantially in accordance with the description thereof contained in the Company’s Public Filings.

[Signature Page Follows]

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

Name: Michael Fleisher
Title: Chief Financial Officer

[Signature Page to CFO Certificate]